Exhibit 99.1

ShoreTel Reports Financial Results for Second Quarter Fiscal Year 2012

Company Generates Record Revenues of $58.0 Million

Delivers 22% Year over Year Revenue Growth

Signs Definitive Agreement to Acquire M5 Networks

SUNNYVALE, Calif.--(BUSINESS WIRE)--February 1, 2012--ShoreTel® (NASDAQ:SHOR), the leading provider of brilliantly simple IP phone systems with fully integrated unified communications (UC), today announced financial results for the second quarter of fiscal year 2012, which ended Dec. 31, 2011. In a separate release, the Company announced the signing of a definitive agreement to acquire M5 Networks (“M5”), a recognized leader in hosted Unified Communications.

For the second quarter of fiscal year 2012, revenue was $58.0 million, up 8 percent sequentially from the first quarter of fiscal 2012 and up 22 percent from the second quarter of fiscal year 2011. The GAAP net loss for the quarter was $(2.5) million, or $(0.05) per share, compared with a GAAP net loss of $(3.7) million, or $(0.08) per share, for the second quarter of fiscal year 2011. Excluding stock-based compensation expenses of $3.3 million, amortization of intangible assets of $0.2 million, and a litigation settlement of $0.5 million and related tax adjustments, non-GAAP net income for the second quarter of fiscal year 2012 was $1.4 million or $0.03 per diluted share, compared with a non-GAAP net loss of $(1.0) million, or $(0.02) per share, for the second quarter of fiscal year 2011.

GAAP gross margin for the second quarter of fiscal year 2012 was 65.4 percent, compared with 66.5 percent during the same quarter last year. Non-GAAP gross margin, which excludes stock-based compensation expenses and amortization of intangible assets, was 66.1 percent in the second quarter of fiscal year 2012, compared with 67.2 percent in the second quarter of last year.

As of Dec. 31, 2011, the company had $115.9 million in cash, cash equivalents and short-term investments. The company generated over $6.1 million in cash from operations during the quarter.

“ShoreTel’s record second quarter revenues reflect the positive momentum in our business and success in pursuing market share growth both domestically and internationally,” said Peter Blackmore, President and CEO of ShoreTel. “We added several new important partnerships and customers during the quarter and the investments we have made in our sales force, lead generation and marketing to expand our distribution are paying dividends. We are committed to upholding our focus on brilliant simplicity and providing the industry’s lowest total cost of ownership. We remain dedicated to ensuring that ShoreTel is solidly positioned for sustainable profitable revenue growth.”

Blackmore added, “We are also pleased to announce today that ShoreTel has entered into a definitive agreement to acquire M5 Networks, a private company that is a leader in enterprise cloud UC. The addition of M5 is an excellent opportunity for ShoreTel to rapidly enter the high-growth hosted UC market. M5’s premier technology platform, focus on customer satisfaction and simplicity make it an excellent fit both strategically and culturally. This not only provides a strong cloud-based service offering for ShoreTel’s customers but also benefits us with a recurring revenue stream that will give us greater predictability in our future revenues.”

Operational Highlights for the Second Quarter of Fiscal Year 2012

Further Expansion of Channel

The company announced a new U.S. distribution relationship with Ingram Micro in October that includes the full portfolio of ShoreTel UC products and tools, including the latest version of ShoreTel Mobility. ShoreTel’s offering will be sold by Ingram’s Advanced Technology Division.

In November, ShoreTel announced an expanded distribution agreement with Windstream, a North American communications service provider, which included ShoreTel’s Unified Communications Solution, Contact Center and Mobility offerings. After a six month trial in several of its locations, Windstream expanded its relationship with ShoreTel to business customers across Windstream’s 29-state footprint.

During the quarter the company also expanded on its relationship with Hewlett Packard (HP). With its most recent agreement, HP will be a reseller of the ShoreTel Mobility solution with ShoreTel Mobility becoming a part of HP’s fixed mobile convergence solution portfolio.

Extending Technological Capabilities

ShoreTel recently announced that its Enterprise Contact Center achieved VMware Ready™ status, indicating that ShoreTel’s Enterprise Contact Center passed a detailed evaluation and testing process managed by VMware. The VMware Ready program is a VMware co-branding program for qualified partner products and is a benefit of the VMware Technology Alliance Partner (TAP) program.

Business Outlook

The company is providing the following outlook for the quarter ending March 31, 2012, excluding any impact from the pending acquisition of M5 Networks and related transaction costs:

  Revenue is expected to be in the range of $53 million to $57 million.
  GAAP gross margin is expected to be in the range of 64.5 to 65.5 percent, including approximately $0.4 million in stock-based compensation expenses and amortization of intangibles. Non-GAAP gross margin is expected to be in the range of 65.5 to 66.5 percent.
  GAAP operating expenses are expected to be in the range of $41 million to $42 million, which includes approximately $3.0 million in stock-based compensation expenses and amortization of intangibles. Non-GAAP operating expenses are expected to be in the range of $38 million to $39 million.

Use of Non-GAAP Financial Measures

ShoreTel reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many investors have requested that ShoreTel disclose this non-GAAP information because it is useful in understanding the company’s performance as it excludes non-cash and other special charges that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business and does not consider stock-based compensation expenses, amortization of acquisition-related intangibles and other special charges and related tax adjustments in managing its core operations. ShoreTel has provided a reconciliation of non-GAAP financial measures in the tables of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures with their most directly comparable GAAP financial measure.

Conference Call Details for Feb. 1, 2012

ShoreTel will host a corresponding conference call and live webcast at 1:30 p.m. Pacific Standard Time on Feb. 1, 2012. To access the conference call, dial +1-877-874-1565 for the U.S. and Canada or +1-719-325-4776 for international callers, and provide the operator with the conference identification number 9984280. The webcast will be available live in the Investor Relations section of the company’s corporate Web site at www.shoretel.com, and via replay beginning approximately two hours after the completion of the call and available until the company’s announcement of its financial results for the next quarter.

An audio replay of the call will also be available to investors beginning at approximately 4:30 p.m. Pacific Standard Time on Feb. 1, 2012, until 4:30 p.m. Pacific Standard Time on Feb. 9, 2012, by dialing +1-888-203-1112, or +1-719-457-0820 for callers outside the U.S. and Canada, and entering the conference identification number 9984280.

Legal Notice Regarding Forward-Looking Statements

ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements by Peter Blackmore relating to ShoreTel’s revenue growth, profitability, expected benefits of the proposed acquisition, recurring revenue resulting from the M5 transaction, integration of M5 Networks, integration , and statements in the “Business Outlook” section regarding ShoreTel’s anticipated future revenues, gross margins, operating expenses and other financial information. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the pace of economic recovery, particularly in the United States, and the impact thereof on information technology spending, our ability to integrate M5 Networks, our ability to retain M5 Networks’ customer base, potential unknown liabilities, increased risk of intellectual property litigation by entering into new markets, uncertainty as to ShoreTel’s ability to retain and motivate key personnel from the acquired company, increased competition by entering into new markets, the success of our new channel strategy, the intense competition in our industry, our reliance on third parties to sell and support our products, our dependence on key suppliers and other supply and manufacturing risks, our ability to control costs, our ability to attract, retain and ramp new sales personnel, uncertainties inherent in the product development cycle, including unforeseen delays and unknown defects, uncertainty as to market acceptance of new products and services, the potential for litigation in our industry, risks related to our recently-completed acquisition, including technology and product integration risks, ability to retain key personnel and customers and the risk of assuming unknown liabilities, and other risk factors set forth in ShoreTel’s Form 10-K for the year ended June 30, 2011, as updated by in Quarterly Reports on Form 10-Q on a quarterly basis.

About ShoreTel, Inc.

ShoreTel, Inc., (NASDAQ: SHOR) is the provider of brilliantly simple Unified Communication (UC) solutions based on its award-winning IP business phone system. We offer organizations of all sizes integrated, voice, video, data and mobile communications on an open, distributed IP architecture that helps significantly reduce the complexity and costs typically associated with other solutions. The feature-rich ShoreTel UC system offers the lowest total cost of ownership (TCO) and the highest customer satisfaction in the industry, in part because it is easy to deploy, manage, scale and use. Increasingly, companies around the world are finding a competitive edge by replacing business-as-usual with new thinking, and choosing ShoreTel to handle their integrated business communication. ShoreTel is based in Sunnyvale, Calif., and has regional offices in Austin, Texas, United Kingdom, Sydney, Australia and Munich, Germany. For more information, visit www.shoretel.com.

SHORETEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	As of	As of	As of
	December 31,	September 30,	June 30,
	2011	2011	2011

ASSETS
Current assets:
Cash and cash equivalents	$94,491	$95,560	$89,695
Short-term investments	21,359	13,618	16,057
Accounts receivable - net	30,948	29,475	33,812
Inventories	22,602	20,214	19,062
Prepaid expenses and other current assets	4,598	4,490	3,540
Total current assets	173,998	163,357	162,166

Property and equipment - net	7,659	7,451	8,236
Goodwill	7,415	7,415	7,415
Intangible assets	7,828	7,933	8,570
Other assets	864	723	714
Total assets	$197,764	$186,879	$187,101

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$7,882	$5,762	$6,394
Accrued liabilities and other	10,122	9,847	8,533
Accrued employee compensation	9,486	9,530	11,022
Deferred revenue	32,965	27,966	26,362
Total current liabilities	60,455	53,105	52,311

Long-term deferred revenue	12,241	11,711	11,321
Other long-term liabilities	2,298	2,170	2,045
Total liabilities	74,994	66,986	65,677

Stockholders' equity:

Common stock	249,629	244,214	241,103
Accumulated deficit	(126,859)	(124,321)	(119,679)
Total stockholders' equity	122,770	119,893	121,424

Total liabilities and stockholders' equity	$197,764	$186,879	$187,101

SHORETEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Revenue:
Product	$46,277	$37,913	$88,461	$73,139
Support and services	11,735	9,816	23,409	18,869
Total revenues	58,012	47,729	111,870	92,008
Cost of revenue
Product	16,103	12,847	30,558	24,614
Support and services	3,969	3,125	7,884	6,101
Total cost of revenue	20,072	15,972	38,442	30,715
Gross profit	37,940	31,757	73,428	61,293
Gross profit %	65.4%	66.5%	65.6%	66.6%

Operating expenses:
Research and development	12,240	10,512	24,053	20,834
Sales and marketing	21,596	18,314	42,818	35,517
General and administrative	6,349	6,608	12,978	12,741
Total operating expenses	40,185	35,434	79,849	69,092
Loss from operations	(2,245)	(3,677)	(6,421)	(7,799)
Other income (expense), net	(196)	27	(595)	614
Loss before provision for income tax	(2,441)	(3,650)	(7,016)	(7,185)
Provision for income tax	97	41	164	151
Net loss	$(2,538)	$(3,691)	$(7,180)	$(7,336)
Net loss per share:
Basic	$(0.05)	$(0.08)	$(0.15)	$(0.16)
Diluted	$(0.05)	$(0.08)	$(0.15)	$(0.16)

Shares used in computing net loss per share:
Basic	47,946	45,900	47,666	45,672
Diluted	47,946	45,900	47,666	45,672

SHORETEL, INC.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands, except per share amounts)

	Three Months Ended				Six Months Ended
	December 31, 2011				December 31, 2011
	GAAP	Excludes		Non-GAAP	GAAP	Excludes		Non-GAAP
Revenue:
Product	$46,277	$-		$46,277	$88,461	$-		$88,461
Support and services	11,735	-		11,735	23,409	-		23,409
Total revenues	58,012	-		58,012	111,870	-		111,870
Cost of revenue
Product	16,103	(218)	(a),(b)	15,885	30,558	(444)	(a),(b)	30,114
Support and services	3,969	(209)	(a)	3,760	7,884	(408)	(a)	7,476
Total cost of revenue	20,072	(427)		19,645	38,442	(852)		37,590
Gross profit	37,940	427		38,367	73,428	852		74,280
Gross profit %	65.4%			66.1%	65.6%			66.4%

Operating expenses:
Research and development	12,240	(911)	(a)	11,329	24,053	(1,923)	(a)	22,130
Sales and marketing	21,596	(1,083)	(a),(b)	20,513	42,818	(2,127)	(a),(b)	40,691
General and administrative	6,349	(1,566)	(a),(c)	4,783	12,978	(2,550)	(a),(c)	10,428
Total operating expenses	40,185	(3,560)		36,625	79,849	(6,600)		73,249
Income (Loss) from operations	(2,245)	3,987		1,742	(6,421)	7,452		1,031
Other income (expense), net	(196)	-		(196)	(595)	-		(595)
Income (Loss) before provision for income tax	(2,441)	3,987		1,546	(7,016)	7,452		436
Provision for income tax	97	12	(d)	109	164	12	(d)	176
Net income (loss)	$(2,538)	$3,975		$1,437	$(7,180)	$7,440		$260
Net income (loss) per share:
Basic	$(0.05)	$0.08		$0.03	$(0.15)	$0.16		$0.01
Diluted	$(0.05)	$0.08		$0.03	$(0.15)	$0.16		$0.01

Shares used in computing net loss per share:
Basic	47,946			47,946	47,666			47,666
Diluted	47,946			49,228	47,666			49,202

(a) Excludes stock-based compensation as follows:
Cost of product revenue		$33				$74
Cost of support and services revenue		209				408
Research and development		911				1,923
Sales and marketing		1,053				2,067
General and administrative		1,066				2,050
		$3,272				$6,522

(b) Excludes amortization of acquisition-related intangibles:
Cost of product revenue		$185				$370
Sales and marketing		30				60
		$215				$430

(c) Excludes litigation settlement included in:
General and administrative		$500				$500

(d) Excludes the tax impact of the items which are excluded in (a) to (c) above.

SHORETEL, INC.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands, except per share amounts)

	Three Months Ended				Six Months Ended
	December 31, 2010				December 31, 2010
	GAAP	Excludes		Non-GAAP	GAAP	Excludes		Non-GAAP
Revenue:
Product	$37,913	$-		$37,913	$73,139	$-		$73,139
Support and services	9,816	-		9,816	18,869	-		18,869
Total revenues	47,729	-		47,729	92,008	-		92,008
Cost of revenue
Product	12,847	(168)	(a), (c)	12,679	24,614	(203)	(a), (c)	24,411
Support and services	3,125	(161)	(a)	2,964	6,101	(361)	(a)	5,740
Total cost of revenue	15,972	(329)		15,643	30,715	(564)		30,151
Gross profit	31,757	329		32,086	61,293	564		61,857
Gross profit %	66.5%			67.2%	66.6%			67.2%

Operating expenses:
Research and development	10,512	(778)	(a)	9,734	20,834	(1,602)	(a)	19,232
Sales and marketing	18,314	(894)	(a), (c)	17,420	35,517	(1,762)	(a), (c)	33,755
General and administrative	6,608	(777)	(a)	5,831	12,741	(2,199)	(a), (b)	10,542
Total operating expenses	35,434	(2,449)		32,985	69,092	(5,563)		63,529
Income (Loss) from operations	(3,677)	2,778		(899)	(7,799)	6,127		(1,672)
Other income, net	27	-		27	614	-		614
Income (Loss) before provision for income tax	(3,650)	2,778		(872)	(7,185)	6,127		(1,058)
Provision for (benefit from) income tax	41	99	(d)	140	151	-	(d)	151
Net income (loss)	$(3,691)	$2,679		$(1,012)	$(7,336)	$6,127		$(1,209)
Net income (loss) per share:
Basic	$(0.08)	$0.06		$(0.02)	$(0.16)	$0.13		$(0.03)
Diluted (e)	$(0.08)	$0.06		$(0.02)	$(0.16)	$0.13		$(0.03)

Shares used in computing net loss per share:
Basic	45,900			45,900	45,672			45,672
Diluted (e)	45,900			45,900	45,672			45,672

(a) Excludes stock-based compensation as follows:
Cost of product revenue		$27				$62
Cost of support and services revenue		161				361
Research and development		778				1,602
Sales and marketing		885				1,753
General and administrative		777				1,674
		$2,628				$5,452

(b) Excludes severance for former Chief Executive Officer:
General and administration		$-				$525

(c) Excludes amortization of acquisition-related intangibles:
Cost of product revenue		$141				$141
Sales and marketing		9				9
		$150				$150

(d) Excludes the tax impact of the items which are excluded in (a) to (c) above.

(e) Potentially dilutive securities were not included in the calculation of diluted net loss per share for the periods which had a net loss because to do so would have been anti-dilutive.

SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP Q3 PROJECTIONS
(Amounts in thousands)
(Unaudited)

	Three Months Ending
	March 31, 2012

	High	Low
GAAP gross profit %	65.5%	64.5%
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	1.0%	1.0%
Non-GAAP gross profit %	66.5%	65.5%

Total GAAP operating expenses	$42,000	$41,000
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	(3,000)	(3,000)
Total non-GAAP operating expenses	$39,000	$38,000

CONTACT:
ShoreTel, Inc.
Tonya Chin, 408-962-2573
tchin@shoretel.com